                                                                  Exhibit (a)(9)
                                                                  --------------



           IN THE CHANCERY COURT OF THE SEVENTEENTH JUDICIAL DISTRICT
                           MARSHALL COUNTY, TENNESSEE
                                  AT LEWISBURG



STANLEY GINKOWSKI and JEFF GRAU, On Behalf of        )
Themselves and All Others Similarly Situated,        )
                                                     )
                                                     )
                           Plaintiffs,               )     No. 11077
                                                     )
                                                     )
                     v.                              )
INTERNATIONAL COMFORT PRODUCTS CORP., RICHARD W.     )
SNYDER, W. MICHAEL CLEVY, RICHARD C. BARNETT,        )
STANLEY M. BECK, WILLIAM G. DAVIS, JOHN F.           )
FRASER, ROY T. GRAYDON, MARVIN G. MARSHALL,          )
ERNEST C. MERCIER, DAVID H. MORRIS, DAVID A.         )
RATTEE and WILLIAM A. WILSON,                        )
                                                     )
                                                     )
                           Defendants.               )




                         DEFENDANTS' MOTION TO DISMISS
                         -----------------------------

        Defendants, International Comfort Products Corporation ("ICP"), and its Directors, Richard W. Snyder, W. Michael Clevy, Richard C. Barnett, Stanley M. Beck, William G. Davis, John F. Fraser, Roy T. Graydon, Marvin G. Marshall, Ernest C. Mercier, David H. Morris, David A. Rattee and William A. Wilson (collectively, the "ICP Defendants"), pursuant to Rule 12 of the Tennessee Rules of Civil Procedure, respectfully moves to dismiss this action on the following grounds:

        1. The Court lacks subject matter jurisdiction over this action. This action arises under the corporate laws of Canada, particularly the Canadian Business Corporations Act ("CBCA"). ICP is a Canadian federal corporation. Exclusive jurisdiction over the claims asserted in the Complaint lie in the courts of Canada, rather than this Court, pursuant to the CBCA, as recognized by the Delaware Supreme Court in a recent decision. See Taylor v. LSI
                                                 --- -------------

Logic Corporation, 715 A.2d 837 (Del. 1998) (copy attached to Defendants' Brief
-----------------
submitted in support of this Motion). Under applicable Canadian law, the complaint also fails to state a claim.

        2. This Court lacks venue over this action. No defendant resides in Marshall County, and the cause of action did not arise in this county. See
                                                                       ---
T.C.A. (S)(S) 20-4-101 et seq.
                       -- ---

        3. This Court lacks personal jurisdiction over all Defendants, other than Michael Clevy, who is a resident of Williamson County, Tennessee.

        4. Even if this Court held that it had subject matter jurisdiction and venue over this action and personal jurisdiction over all defendants, the case should be dismissed on the basis of forum non conveniens.

        In support of this Motion, the ICP Defendants have filed a Brief which addresses the preliminary matters of lack of subject matter jurisdiction and improper venue. The ICP Defendants submit that these issues must be addressed before any other matters are addressed, including the Plaintiffs' "emergency" motion for expedited discovery (filed July 6) and "emergency" motion for a temporary restraining order (filed June 25). Since the other grounds raised in this Motion are factually based (at least in part), and the Defendants have additional time under the Rules to develop and present those matters, the Defendants reserve briefing on all other Rule 12 issues./1/


                                    Respectfully submitted,

                                    /s/ Matthew J. Sweeney III
                                    --------------------------
                                    Matthew J. Sweeney, III
                                    Robb S. Harvey
                                    TUKE YOPP & SWEENEY, PLC
                                    Suite 1100, NationsBank Plaza
                                    414 Union Street
                                    Nashville, Tennessee  37219
                                    (615) 313-3300

                                    /s/ Walter Bussart
                                    ------------------
                                    Walter Bussart
                                    BUSSART & MEDLEY
                                    520 North Ellington Parkway
                                    Lewisburg, Tennessee  37091
                                    (931) 359-6264

                                    Attorneys for Defendants
















_________________________
/1/     The Defendants have filed a separate motion regarding the insufficiency of process and service of process (Rule 12.02(4) & (5)) as to International Comfort Products Corporation. On information and belief, only Michael Clevy has been served in this lawsuit. The Defendants preserve a rights and defenses with respect to process and service under Rule 12.
        Further, because of the nebulous allegations in the Complaint, the Defendants are not certain what claims are being raised and what relief is being sought. As a result of those uncertainties, Defendants preserve their rights and defenses with respect to Rule 12.02(6) (failure to state a claim), Rule 12.02(7) (failure to join an indispensable party), and Rule 12.02(8) (matters required to be raised or pleaded under Rule 9.01, in particular, the standing of the Plaintiffs).

                             CERTIFICATE OF SERVICE
                             ----------------------

     I hereby certify that a true and correct copy of the foregoing has been served by hand delivery to George Barrett and Doug S. Johnston, Jr., BARRETT, JOHNSTON & PARSLEY, 217 Second Avenue, North, Nashville, Tennessee 37201, and by overnight delivery to William S. Lerach, Darren J. Robbins, Randall J. Baron, William J. Doyle, II, MILBERG WEISS BERSHAD HYNES & LERACH, LLP, 600 West Broadway, Suite 1800, San Diego, California 92101, this 8 day of July, 1999.

                                    /s/ Robb S. Harvey
                                    ---------------------------------
                                    Robb S. Harvey







              DEFENDANTS REQUEST THAT THIS MOTION BE HEARD DURING
            THE SPECIAL SETTING ON PLAINTIFFS' "EMERGENCY MOTION FOR
                                    LIMITED
              EXPEDITED DISCOVERY," SET FOR FRIDAY, JULY 9, 1999.